UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 8, 2010

Commission file number 1-32169

ATLAS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0404430
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Westpointe Corporate Center One, 1550 Coraopolis Heights Road, Moon Township, Pennsylvania 15108

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (412) 262-2830

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (127 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (27 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (27 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Overview

On November 8, 2010, Atlas Energy, Inc., a Delaware corporation (“Atlas Energy”), concurrently entered into three transaction agreements:

•

an Agreement and Plan of Merger (the “Merger Agreement”), by and among Atlas Energy, Chevron Corporation, a Delaware corporation (“Chevron”), and Arkhan Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Chevron (“Merger Sub”), pursuant to which, among other things, subject to the terms and conditions thereof, Merger Sub will merge with Atlas Energy and Atlas Energy will become a wholly owned subsidiary of Chevron (the “Merger”);

•

a Transaction Agreement (the “AHD Transaction Agreement”), by and among Atlas Energy, Atlas Energy Resources, LLC, a Delaware limited liability company and a wholly owned subsidiary of Atlas Energy (“ATN”), Atlas Pipeline Holdings, L.P., a Delaware limited partnership and a majority-owned subsidiary of Atlas Energy (“AHD”), and Atlas Pipeline Holdings GP, LLC, a Delaware limited liability company, the general partner of AHD and a wholly owned subsidiary of Atlas Energy (“AHD GP”), pursuant to which, among other things, subject to terms and conditions thereof, (1) AHD will acquire Atlas Energy’s investment partnership business and certain other assets and assume certain liabilities in exchange for newly issued AHD common units and cash (the “AHD Sale”); (2) Atlas Energy will contribute AHD GP to AHD, so that AHD GP becomes a wholly owned subsidiary of AHD; (3) the limited partnership agreement of AHD will be amended and restated; and (4) Atlas Energy will distribute to its stockholders all the AHD common units that it holds, including the newly issued AHD common units that it receives in the AHD Sale (the “AHD Distribution”); and

•

a Purchase and Sale Agreement (the “Laurel Mountain Purchase Agreement”), by and among Atlas Energy, ATN, Atlas Pipeline Partners, L.P., a Delaware limited partnership whose general partner is a wholly owned subsidiary of AHD (“APL”), and APL Laurel Mountain, LLC, a Delaware limited liability company and wholly owned subsidiary of APL (“APL Sub”), pursuant to which, subject to the terms and conditions thereof, ATN will acquire APL Sub’s 49% interest in Laurel Mountain Midstream, LLC, a Delaware limited liability company (the “Laurel Mountain Acquisition”), for cash.

Atlas Energy’s obligations to consummate the Merger, the AHD Sale, the AHD Distribution and the Laurel Mountain Acquisition are cross-conditioned (subject to permitted waiver) on the consummation of each other such transaction.

Merger Agreement

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each share of Atlas Energy common stock will be converted into the right to receive $38.25 in cash. In addition, immediately prior to the Merger, holders of Atlas Energy common stock will receive a pro rata distribution of all AHD common units owned by Atlas Energy (including AHD common units that it receives in the AHD Sale). Based on the number of shares of Atlas Energy common stock outstanding as of November 2, 2010 (78,424,511), the number of AHD common units held by Atlas Energy as of such date (17,808,109) and the number of AHD common units to be issued to Atlas Energy pursuant to the AHD Transaction Agreement (23,379,384), approximately 0.525 AHD common units will be distributed in respect of each share of Atlas Energy common stock in the AHD Distribution. If AHD common units are substituted for cash pursuant to the AHD Transaction Agreement as described below, such additional common units also will be distributed in the AHD Distribution and the Merger consideration will be $37.94 per share in cash.

The Merger is subject to the concurrent consummation of the transactions contemplated by the AHD Transaction Agreement and the Laurel Mountain Acquisition. The Merger also is subject to customary closing conditions, including approval by Atlas Energy’s shareholders and the expiration or termination of the Hart-Scott-Rodino waiting period. The Merger is not subject to Chevron’s receipt of financing or approval by Chevron’s shareholders.

Atlas Energy and Chevron have made customary representations and warranties in the Merger Agreement and agreed to customary covenants, including covenants requiring Atlas Energy to generally operate its business in the ordinary course prior to the closing of the Merger. The Merger Agreement also prohibits Atlas Energy from soliciting competing acquisition proposals. However, Atlas Energy may provide information to, and negotiate with, a third party that makes an unsolicited acquisition proposal if Atlas Energy’s board of directors determines that such acquisition proposal would reasonably be expected to lead to a “Superior Proposal” (as defined in the Merger Agreement).

The Merger Agreement includes customary termination rights, including a provision permitting either Atlas Energy or Chevron to terminate the Merger Agreement if the Merger is not consummated on or before September 30, 2011 (subject to the ability of either party to extend by 90 days under certain circumstances).

AHD Transaction Agreement

Subject to the terms and conditions of the AHD Transaction Agreement, at the closing of the transactions contemplated thereby (the “AHD Closing”), Atlas Energy will sell to AHD, and AHD will purchase from Atlas Energy, certain assets relating to (1) Atlas Energy’s investment partnership business, (2) Atlas Energy’s exploration, development and production activities conducted in Tennessee, Indiana and Colorado, certain shallow wells and leases in New York and Ohio and certain well interests in Pennsylvania and (3) the ownership and management of investments in Lightfoot Capital Partners, L.P. and related entities, AHD will assume all of the historical and future liabilities associated with such businesses. At the AHD Closing, AHD will pay $30 million in cash and issue 23,379,384 new AHD common units to Atlas Energy. In addition, at the AHD Closing, Atlas Energy will transfer to AHD an amount in cash equal to the amount of certain current liabilities being assumed by AHD. In certain circumstances, AHD may be required to issue an additional 3,188,098 AHD common units in lieu of the cash portion of the consideration payable by AHD.

In addition to the sale described above and the AHD Distribution, the following transactions will occur at the AHD Closing:

•	Atlas Energy will contribute to AHD all of the equity interests in AHD GP, so that AHD will own its general partner following the AHD Distribution;

•	AHD will repay its outstanding promissory note to Atlas Energy, which currently is payable on demand by Atlas Energy and has an outstanding balance of approximately $34 million;

•

as described in the current report on Form 8-K filed by AHD on November 12, 2010 (the “AHD 8-K”), the limited partnership agreement of AHD and the limited liability company agreement of AHD GP will each be amended and restated; and

•	as described in the AHD 8-K, a new AHD equity plan will become effective.

AHD has obtained a commitment letter to finance the cash portion of the consideration payable pursuant to the AHD Transaction Agreement and the repayment of the promissory note to Atlas Energy.

Atlas Energy’s obligation to consummate the transactions contemplated by the AHD Transaction Agreement is subject to the satisfaction or waiver of the conditions to the consummation of the Laurel Mountain Acquisition and the satisfaction or waiver of the conditions to the consummation of the Merger. The transactions contemplated by the AHD Transaction Agreement also are subject to other customary closing conditions, including at least 20 days having elapsed from the mailing of an information statement to AHD limited partners in respect of Atlas Energy’s approval by written consent, in its capacity as holder of a majority of the common units of AHD, of the amendment and restatement of the AHD limited partnership agreement and the adoption of the new AHD equity plan. The transactions contemplated by the AHD Transaction Agreement are not subject to AHD’s receipt of financing or approval by Atlas Energy’s shareholders or, given the approval by written consent, AHD’s limited partners.

Atlas Energy and AHD have made certain representations and warranties in the AHD Transaction Agreement and agreed to certain covenants, including a two-year, mutual non-interference, non-solicitation and non-hire covenant.

Atlas Energy may terminate the AHD Transaction Agreement if the Merger Agreement is terminated. The AHD Transaction Agreement also includes customary termination rights, including a provision permitting either Atlas Energy or AHD to terminate if the transactions contemplated by the AHD Transaction Agreement are not consummated on or before September 30, 2011 (with a possible extension in certain circumstances).

Employee Matters Agreement

In connection with entering into the AHD Transaction Agreement, Atlas Energy, AHD and AHD GP entered into an Employee Matters Agreement (the “EMA”). Under the EMA, certain employees who currently are employed by Atlas Energy will be transferred to AHD in connection with the AHD Closing. Certain pre-closing liabilities attributable to such transferred employees will generally be assumed by AHD and its post-closing affiliates. AHD will be required to establish benefit plans for such transferred employees, including a 401(k) plan and health and welfare benefit plans, as of the AHD Closing.

Laurel Mountain Purchase Agreement

The purchase price for the Laurel Mountain Acquisition is $403 million, subject to an adjustment based on certain capital contributions to and distributions from Laurel Mountain Midstream, LLC after January 1, 2011.

Atlas Energy’s obligation to consummate the Laurel Mountain Acquisition is subject to the satisfaction or waiver of the conditions to the consummation of the transactions contemplated by the AHD Transaction Agreement and the satisfaction or waiver of the conditions to the consummation of the Merger. The Laurel Mountain Acquisition is subject to obtaining the approval of the required lenders under APL’s credit agreement. The Laurel Mountain Acquisition also is subject to customary closing conditions. The Laurel Mountain Acquisition is not subject to Atlas Energy’s receipt of financing or approval by Atlas Energy’s shareholders or APL’s limited partners.

If Atlas Energy waives the closing condition in the Laurel Mountain Purchase Agreement that the conditions to the consummation of the Merger be satisfied or waived, and the Laurel Mountain Acquisition occurs but the Merger does not, and Atlas Energy subsequently sells some or all of the interest acquired in the Laurel Mountain Acquisition within one year of the closing of the Laurel Mountain Acquisition for an amount in excess of the purchase price, then Atlas Energy must pay 50% of such excess to APL.

Atlas Energy may terminate the Laurel Mountain Purchase Agreement if the Merger Agreement is terminated. The Laurel Mountain Purchase Agreement also includes customary termination rights, including a provision permitting either Atlas Energy or APL to terminate if the Laurel Mountain Purchase Acquisition is not consummated on or before September 30, 2011 (with a possible extension in certain circumstances).

*         *         *

The foregoing summaries of the Merger Agreement, AHD Transaction Agreement, EMA and Laurel Mountain Purchase Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the documents filed as Exhibits 2.1, 2.2, 2.3, and 2.4, respectively, which are incorporated herein by reference.

The Merger Agreement, AHD Transaction Agreement, EMA and Laurel Mountain Purchase Agreement (the “Specified Agreements”) have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about Atlas Energy, Chevron, Merger Sub, ATN, AHD, AHD GP, APL, APL Sub or their respective affiliates. The Specified Agreements contain representations and warranties by the parties thereto, made solely for the benefit of such parties. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure letters that the parties have exchanged in connection with signing the Specified Agreements. The disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Specified Agreements. Moreover, certain representations and warranties in the Specified Agreements were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk among the parties thereto. Accordingly, the representations and warranties in the Specified Agreements should not be relied on by any persons as characterizations of the actual state of facts about Atlas Energy, Chevron, Merger Sub, ATN, AHD, AHD GP, APL, APL Sub or their respective affiliates at the time they were made or otherwise.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Third Amendment to Weber Employment Agreement

On November 8, 2010, Atlas Energy and Richard D. Weber, Atlas Energy’s President (“Weber”), entered into a third amendment (the “Third Amendment to the Weber Employment Agreement”) to the Agreement for Services between Atlas Energy and Weber, dated April 5, 2006, as amended by Amendment No. 1, dated as of April 26, 2007, and further amended by Amendment No. 2, dated as of December 18, 2008 (such agreement as amended, the “Weber Employment Agreement”). Pursuant to the Third Amendment to the Weber Employment Agreement, Weber will provide certain employment and consulting services to Atlas Energy following the closing of the Merger for the one-year period following the closing of the Merger. In exchange for such services, Weber will be paid compensation in an amount equal to $2,000,000. In connection with Weber’s termination of employment (which will be treated as a termination of employment for good reason and which is expected to occur three months after the closing of the Merger), Weber will receive the benefits provided under the Weber Employment Agreement, including $2,000,000 in salary and bonus amounts (with a cash severance amount equal to $2,000,000).

The Third Amendment to the Weber Employment Agreement will be null and void if the closing of the Merger does not occur, except for Atlas Energy’s obligation to reimburse Weber’s reasonable legal fees in connection with the preparation of the Third Amendment to the Weber Employment Agreement.

The foregoing summary of the Third Amendment to the Weber Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the document filed as Exhibit 10.1, which is incorporated herein by reference.

Item 8.01.	Other Events.

Voting Agreement

In connection with entering into the Merger Agreement, Chevron entered into a Voting Agreement with Messrs. Edward E. Cohen and Jonathan Z. Cohen and various entities related to them (the “Voting Agreement”). The stockholders that are party to the Voting Agreement beneficially own (including through stock options) approximately 8% of the voting power of Atlas Energy in the aggregate. The Voting Agreement generally requires that the stockholders party thereto vote all of their shares of Atlas Energy common stock in favor of the Merger and against alternative transactions, and generally prohibits them from transferring their shares. The Voting Agreement automatically terminates upon the earlier of (1) the termination of the Merger Agreement, (2) in the event the Merger Agreement is amended such that any stockholder party to the Voting Agreement would receive in respect of his or her shares of common stock in the Merger consideration that is different from the consideration to be received by holders of Atlas Energy’s common stock generally, the date of such amendment and (3) the effective time of the Merger.

The foregoing summary of the Voting Agreement is subject to, and qualified in its entirety by, the full text of the document filed as Exhibit 99.1, which is incorporated herein by reference.

Non-Compete Agreements

In connection with entering into the Merger Agreement, Chevron entered into a Non-Competition and Non-Solicitation Agreement with each of Edward E. Cohen and Jonathan Z. Cohen (each, a “Non-Compete Agreement”). Each Non-Compete Agreement requires Edward E. Cohen and Jonathan Z. Cohen to refrain, for three years after the effective date of the Merger, from engaging (including as a director or officer or stockholder) in certain businesses in certain areas or interfering in certain relationships, subject to certain limited exceptions (including exceptions permitting them in certain circumstances to engage in the businesses that AHD will acquire from Atlas Energy and in the businesses conducted by AHD and APL).

The Non-Compete Agreements also prohibit Edward E. Cohen and Jonathan Z. Cohen, for two years after the effective date of the Merger, from soliciting for employment, or hiring, any person who was employed by Atlas Energy or a subsidiary before the Merger and became an employee of Atlas Energy or Chevron after the Merger, subject to certain limited exceptions.

The foregoing summary of the Non-Compete Agreements are subject to, and qualified in their entirety by, the full text of the documents filed as Exhibits 99.2 and 99.3, respectively, which are incorporated herein by reference.

Other Agreements

As described in the AHD 8-K, in connection with entering into the Laurel Mountain Purchase Agreement, AHD entered into a letter agreement with APL regarding the allocation of expenses of general and administrative services provided by AHD to APL.

In connection with entering into the AHD Transaction Agreement, a subsidiary of Chevron entered into an agreement with certain subsidiaries of Atlas Energy that AHD will acquire in the AHD Sale pursuant to which, among other things, such subsidiaries will receive certain gas marketing services after the AHD Closing. Upon the AHD Closing, Atlas Energy and AHD or their applicable subsidiaries will enter into certain agreements pursuant to which they will provide each other with, among other things, certain transitional services and operational services.

Letters to Investment Partnership Investors and Registered Representatives

In connection with the announcement of the Merger Agreement, Atlas Energy sent letters to certain existing investors in its investment partnership business and to certain registered representatives who have participated in the syndication of limited partnership interests. Forms of such letters are filed as Exhibits 99.4 and 99.5, respectively.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, by and among Chevron Corporation, Arkhan Corporation, and Atlas Energy Inc., dated November 8, 2010.*

2.2	Transaction Agreement, by and among Atlas Energy, Inc., Atlas Energy Resources, LLC, Atlas Pipeline Holdings, L.P. and Atlas Pipeline Holdings GP, LLC, dated November 8, 2010.*

2.3	Employee Matters Agreement, by and among Atlas Energy, Inc., Atlas Pipeline Holdings, L.P. and Atlas Pipeline Holdings GP, LLC, dated November 8, 2010.*

2.4	Purchase and Sale Agreement, by and among Atlas Pipeline Partners, L.P., APL Laurel Mountain, LLC, Atlas Energy, Inc., and Atlas Energy Resources, LLC, dated November 8, 2010.*

10.1	Amendment No. 3 to Agreement for Services, by and between Atlas Energy, Inc. and Richard D. Weber, dated as of November 8, 2010.

99.1	Voting Agreement, by and among Chevron Corporation, Arkhan Corporation and the stockholders listed therein, dated as of November 8, 2010.

99.2	Non-Competition and Non-Solicitation Agreement, by and between Chevron Corporation and Edward E. Cohen, dated as of November 8, 2010.

99.3	Non-Competition and Non-Solicitation Agreement, by and between Chevron Corporation and Jonathan Z. Cohen, dated as of November 8, 2010.

99.4	Form of Letter to Investors from Atlas Energy, Inc.

99.5	Form of Letter to Registered Representatives from Atlas Energy, Inc.

99.6	Press Release of Atlas Energy, Inc., dated November 9, 2010.

99.7	Email to employees from Edward Cohen, dated November 9, 2010.

99.8	Email to employees from Richard Weber, dated November 9, 2010.

99.9	Email to employees from Robin Harris, dated November 9, 2010.

99.10	Consideration paid to ATLS shareholders in the Chevron Acquisition.

*	The exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

*        *        *

Important Additional Information About this Transaction

Atlas Energy intends to file a proxy statement with the U.S. Securities and Exchange Commission in connection with the proposed merger of Atlas Energy and Chevron. Stockholders of Atlas Energy are urged to read the proxy statement when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Atlas Energy and the merger, when available, without charge, at the U.S. Securities and Exchange Commission’s Internet site (www.sec.gov). In addition, copies of the proxy statement and other filings containing information about Atlas Energy and the proposed merger can be obtained, when available, without charge, by directing a request to Atlas Energy, Attention: Investor Relations, Westpointe Corporate Center One, 1550 Coraopolis Heights Road, 2nd Floor, Moon Township, PA 15108, by phone at (412) 262-2830, or on Atlas Energy’s Internet site at www.atlasenergy.com.

Atlas Energy and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Atlas Energy stockholders in respect of the proposed merger. In addition, because Atlas Energy controls the general partnership interest in AHD, which itself controls the general partnership interest in APL, directors and executive officers and other members of management and employees of AHD, APL and their respective general partner may be deemed to be participants in the solicitation of proxies from Atlas Energy stockholders in respect of the proposed merger. You can find information about Atlas Energy’s executive officers and directors in Atlas Energy’s definitive annual proxy statement filed with the SEC on April 13, 2010, information about the executive officers and directors of the general partner of AHD in the annual report on Form 10-K for AHD filed with the SEC on March 5, 2010, and information about the executive officers and directors of the general partner of APL in the annual report on Form 10-K for APL filed with the SEC on March 5, 2010. You can obtain free copies of Atlas Energy’s annual proxy statement, and Atlas Energy’s proxy statement in connection with the merger (when it becomes available), by contacting Atlas Energy’s investor relations department. You can obtain free copies of AHD’s annual report and APL’s annual report by contacting the investor relations department of AHD and APL, respectively. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ATLAS ENERGY, INC.

Date: November 12, 2010	By:	/s/ Jonathan Z. Cohen
	Name:	Jonathan Z. Cohen
	Title:	Vice Chairman

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, by and among Chevron Corporation, Arkhan Corporation, and Atlas Energy Inc., dated November 8, 2010.*

2.2	Transaction Agreement, by and among Atlas Energy, Inc., Atlas Energy Resources, LLC, Atlas Pipeline Holdings, L.P. and Atlas Pipeline Holdings GP, LLC, dated November 8, 2010.*

2.3	Employee Matters Agreement, by and among Atlas Energy, Inc., Atlas Pipeline Holdings, L.P. and Atlas Pipeline Holdings GP, LLC, dated November 8, 2010.*

2.4	Purchase and Sale Agreement, by and among Atlas Pipeline Partners, L.P., APL Laurel Mountain, LLC, Atlas Energy, Inc., and Atlas Energy Resources, LLC, dated November 8, 2010.*

10.1	Amendment No. 3 to Agreement for Services, by and between Atlas Energy, Inc. and Richard D. Weber, dated as of November 8, 2010.

99.1	Voting Agreement, by and among Chevron Corporation, Arkhan Corporation and the stockholders listed therein, dated as of November 8, 2010.

99.2	Non-Competition and Non-Solicitation Agreement, by and between Chevron Corporation and Edward E. Cohen, dated as of November 8, 2010.

99.3	Non-Competition and Non-Solicitation Agreement, by and between Chevron Corporation and Jonathan Z. Cohen, dated as of November 8, 2010.

99.4	Form of Letter to Investors from Atlas Energy, Inc.

99.5	Form of Letter to Registered Representatives from Atlas Energy, Inc.

99.6	Press Release of Atlas Energy, Inc., dated November 9, 2010.

99.7	Email to employees from Edward Cohen, dated November 9, 2010.

99.8	Email to employees from Richard Weber, dated November 9, 2010.

99.9	Email to employees from Robin Harris, dated November 9, 2010.

99.10	Consideration paid to ATLS shareholders in the Chevron Acquisition.

*	The exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.